As filed with the Securities and Exchange Commission on June 19, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHICAGO BRIDGE & IRON COMPANY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	N.A.
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Oostduinlaan 75

2596 JJ The Hague, The Netherlands

(Address of principal executive offices and zip code)

011-31-70-373-2010

(Registrant’s telephone number, including area code)

Richard E. Chandler, Jr.

2103 Research Forest Drive

The Woodlands, Texas 77380-2624

(832) 513-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Peterman

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)	Proposed maximum offering price(2)	Amount of registration fee(2)
Common Stock, Euro 0.01 par value
Senior Debt Securities
Subordinated Debt Securities
Warrants

(1)	The amount of securities registered hereunder shall be deemed to include any additional securities issuable as a result of any stock split, stock dividend or other similar transaction and such indeterminate number of shares of common stock as shall be issuable upon conversion of any securities registered hereby which are convertible into such common stock.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

CHICAGO BRIDGE & IRON COMPANY N.V.

Common Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

We may offer and sell from time to time in one or more offerings:

(1) common stock, Euro 0.01 par value;

(2) unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for common stock; and

(3) warrants to purchase our debt securities or common stock, which may be convertible into or exchangeable for debt, common stock or other securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change the information contained in this prospectus.

You should read carefully this prospectus and any prospectus supplement before you invest in our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements. Our principal executive offices are at Oostduinlaan 75, 2596 JJ The Hague, The Netherlands and our telephone number is 011-31-70-373-2010.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “CBI.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 3 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2012.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that have been incorporated by reference into this prospectus. You should read the prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Available Information” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We have another shelf registration statement (Reg. Stmt. No. 333-160852) that is effective, but will expire on July 27, 2012. This registration statement is a new filing and should not be deemed to be a part of the prior registration statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

As used in this prospectus, “we,” “us,” “our,” and “CB&I” means Chicago Bridge & Iron Company N.V. and, where the context requires, includes our operating subsidiaries.

CHICAGO BRIDGE & IRON COMPANY N.V.

Founded in 1889, Chicago Bridge & Iron N.V., a Netherlands company, is one of the world’s leading integrated engineering, procurement and construction (“EPC”) services providers and major process technology licensors, delivering comprehensive solutions to customers primarily in the energy and natural resource industries. Our stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “CBI.” With more than a century of experience and approximately 18,000 employees worldwide, we capitalize on our global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. During 2011, we executed more than 700 projects in more than 70 countries.

Our principal executive offices are located at Oostduinlaan 75, 2596 JJ The Hague, The Netherlands and our telephone number is 011-31-70-373-2010. We maintain a website at http://www.cbi.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our applicable Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Except as otherwise indicated in a prospectus supplement, copies of such materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Our filings with the SEC are also available to the public on our website at http://www.cbi.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this Prospectus unless, and except to the extent, specified in such Current Report:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 24, 2012;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on April 25, 2012;

•	Our Current Report on Form 8-K filed with the SEC on May 4, 2012;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 22, 2012; and

•

The description of our common stock, par value EUR 0.01 per share, contained in Amendment No. 4 to our Registration Statement on Form 8-A, filed with the SEC on January 8, 2004, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Chicago Bridge & Iron Company N.V.

c/o CB&I

One CB&I Plaza

2103 Research Forest Drive

The Woodlands, TX 77380

(832) 513-1200

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference contain forward-looking information regarding Chicago Bridge & Iron Company N.V. and represent our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus that are not based on historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.

Forward-looking statements involve known and unknown risks and uncertainties. In addition to the material risks listed under “Item 1A. Risk Factors,” as set forth in our Form 10-K filed with the SEC for the year ended December 31, 2011, and any updates to those risk factors included in our Quarterly Reports on Form 10-Q, that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, the following are some, but not all, of the factors that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements or contribute to such differences: our ability to realize cost savings from our expected performance of contracts, whether as a result of improper estimates, performance, or otherwise; uncertain timing and funding of new contract awards, as well as project cancellations; cost overruns on fixed price or similar contracts or failure to receive timely or proper payments on cost reimbursable contracts, whether as a result of improper estimates, performance, disputes or otherwise; risks associated with labor productivity; risks associated with percentage-of-completion accounting; our ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather affecting our performance and timeliness of completion, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; operating risks, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which our customers operate; delayed or lower than expected activity in the hydrocarbon industry, demand from which is the largest component of our revenue; lower than expected growth in our primary end markets, including but not limited to LNG and energy processes; risks inherent in acquisitions and our ability to complete or obtain financing for proposed acquisitions; our ability to integrate and successfully operate and manage acquired businesses and the risks associated with those businesses; the non-competitiveness or unavailability of, or lack of demand or loss of legal protection for, our intellectual property assets or rights; failure to keep pace with technological changes or innovation; failure of our patents or licensed technologies to perform as expected or to remain competitive, current, in demand, profitable or enforceable; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on our business, financial condition, results of operations or cash flow; lack of necessary liquidity to provide bid, performance, advance payment and retention bonds, guarantees, or letters of credit securing our obligations under our bids and contracts or to finance expenditures prior to the receipt of payment for the performance of contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, Dutch tax treaties with foreign countries and U.S. tax treaties with non-U.S. countries (including, but not limited to, The Netherlands), which would seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which we operate; compliance with applicable laws and regulations in any one or more of the countries in which we operate including, without limitation, the Foreign Corrupt Practices Act and those concerning the environment, export controls and trade sanction programs; our inability to properly manage or hedge currency or similar risks; and a downturn, disruption, or stagnation in the economy in general.

Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future performance or results. You should not unduly rely on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Information Regarding Forward-Looking Statements”.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing, converting or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Year Ended December 31,					Three Months Ended March 31, 2012
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	11.39	9.58	7.74	1.31	12.30	13.44

In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges (excluding capitalized interest), plus distributed income of equity investees. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense.

DESCRIPTION OF OUR CAPITAL STOCK

General

CB&I was incorporated under the law of The Netherlands as a public company with limited liability (“naamloze vennootschap”) by Deed of Incorporation dated November 22, 1996. Set forth below is a summary of certain provisions relating to our shares of common stock, par value Euro 0.01 per share (“common shares”), contained in our Articles of Association, as amended (our “Articles of Association”), and the law of The Netherlands. Such summary does not purport to be a complete summary of our Articles of Association and the law of The Netherlands and is qualified in its entirety by reference to our Articles of Association.

Our authorized share capital is Euro 2,500,000 consisting of 250,000,000 common shares, each with a par value of Euro 0.01. Common shares are issued in registered form only. Our common shares are listed on The New York Stock Exchange. Shareholders may hold common shares registered in the New York registry (“New York Shares”) directly (evidenced by an entry/registration in the New York Registry and, if applicable, certificates received for those Shares) or through The Depository Trust Company (either as participant in such system or indirectly through organizations that are participants in such system). To the extent not registered in the New York Registry, common shares will be registered in the shareholders’ register kept in The Hague, The Netherlands. The common shares covered by this Prospectus are New York Shares.

Voting Rights

Generally, each shareholder is entitled to one vote for each common share held on every matter submitted to a vote of shareholders. Our Articles of Association make no provision for cumulative voting and, as a result, the holders of a majority of our voting power will have the power, subject to the Supervisory Board’s right to make binding nominations (see “Election and Tenure of Managing and Supervisory Directors” below), to elect all members of the Supervisory Board and the Management Board who are standing for election.

Unless otherwise required by our Articles of Association or the law of The Netherlands, resolutions of a general meeting of shareholders require the approval of a majority of the votes cast at a meeting. Our Articles of Association require that, at a time when there are one or more holders of more than 15% of our outstanding voting securities (each an “affiliated holder”), certain business combination transactions, recapitalization transactions or transactions involving a person who is or has been an affiliated holder, as well as dissolution or liquidation of the Company, the payment of stock dividends and the repurchase of our shares, in each case in so far as any of such transactions otherwise require a shareholder vote for adoption, will require the approval of a supermajority percentage (at least 80%) of our voting securities issued and outstanding. While this provision may limit the ability of an affiliated holder to control or influence a decision to effect a change of control of the Company and also make it more difficult to consummate certain types of business combination transactions requiring a shareholder vote (e.g., certain statutory mergers under Dutch law), this requirement does not affect shareholders’ ability to sell their shares to a bidder in a tender offer or the ability to engage in other types of business combination transactions not requiring a shareholder vote.

There are no laws currently in effect in The Netherlands or provisions in our Articles of Association limiting the rights of non-resident investors to hold or vote common shares.

Dividends

Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine that an amount shall be reserved out of our annual profits. The portion of our annual profits that remains after such reservation is at the disposal of the general meeting of shareholders. Out of our share premium reserve and other reserves available for shareholder distributions under the law of The Netherlands, the general meeting of shareholders may declare distributions upon the proposal of the Management

Board (after approval by the Supervisory Board). We may not pay dividends if the payment would reduce shareholders’ equity below the aggregate par value of our outstanding common shares, plus reserves (if any) required to be maintained by law. Although under Dutch law dividends (when and if declared and paid) are generally paid annually, the Management Board, with the approval of the Supervisory Board, may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders, in anticipation of the final dividend or final distribution. Rights to dividends and distributions that have not been collected within five years after the date on which they first became due and payable revert to the Company.

We have declared and paid since 2011 quarterly cash dividends or distributions on our common shares; however, there can be no assurance that any such dividends or distributions will be declared or paid in the future. The payment of dividends or distributions in the future will be subject to the discretion of our shareholders (in the case of annual dividends), our Management Board and our Supervisory Board. Our Management and Supervisory Board will periodically evaluate dividends in the future based upon general business and economic conditions, legal and contractual restrictions regarding the payment of dividends, our results of operations and financial condition, our cash requirements and the availability of surplus, and other relevant factors. We will pay any cash dividends or distributions in U.S. dollars. Any cash dividends or distributions payable to holders of shares registered in our New York Registry will be paid to Computershare as New York Transfer Agent and Registrar.

Shareholder Meetings

Each shareholder has the right to attend general meetings of shareholders, either in person or represented by a person holding a written proxy, to address shareholder meetings, and to exercise voting rights, subject to certain provisions of our Articles of Association. Our ordinary general meetings of shareholders are held in The Netherlands at least annually, within six months after the close of each financial year. Extraordinary general meetings of shareholders may be held as often as the Management Board deems necessary, or as otherwise provided for pursuant to the law of The Netherlands. Shareholders representing 10% or more of our issued shares may request that the Management Board convene an extraordinary general meeting with an agenda to be set by the shareholders requesting such meeting. If such meeting is not held within 6 weeks of our receipt of such request, the shareholders requesting a meeting may petition a court in The Netherlands for an order directing the holding of such meeting; the court may order the holding of such a meeting if the persons requesting the meeting can demonstrate that they have a sufficient interest in holding a meeting with the agenda requested by them.

We provide notice by mail to registered holders of common shares of each general meeting of shareholders. Such notice will be given no later than the 15th day prior to the day of the meeting and will include a statement of the business to be conducted at the meeting. The New York Transfer Agent and Registrar will provide notice of general meetings of shareholders to, and compile voting instructions from, holders of New York Shares. Registered shareholders must notify the Management Board in writing of their intention to attend a shareholder meeting.

Election and Tenure of Managing Directors and Supervisory Directors

Our Management Board is entrusted with the management of the Company under the supervision of our Supervisory Board. The Management Board may have one or more members and the Supervisory Board may have at least six and no more than 12 members. Supervisory Board and Management Board vacancies are filled by a vote of shareholders at the first general meeting after such vacancy occurs or is created. The Supervisory Board and the Management Board members are elected from binding nominations made by the Supervisory Board. At least two persons must be nominated for each vacancy. Under the law of The Netherlands and our Articles of Association, the shareholders may deprive a nomination of its binding effect by a resolution passed by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote represents more than one-half of our issued share capital.

The general meeting of shareholders may dismiss, or suspend for a period of up to 3 months, a member of the Management or Supervisory Board. However, if the Supervisory Board does not propose such dismissal or suspension, the general meeting of shareholders must pass the resolution for dismissal or suspension of a member of the Management or Supervisory Board by a two-thirds majority of the votes cast at the meeting, representing more than half of our issued share capital. The Supervisory Board may suspend a member of the Management Board at any time for a period of up to 3 months. The general meeting of shareholders may discontinue such suspension at any time. The Supervisory Board determines the remuneration (if any) of the Management Board.

Members of the Supervisory Board are generally appointed to serve three-year terms with approximately one-third of such members’ terms expiring each year. Supervisory directors serve until the expiration of their respective terms of office or their resignation, death or removal by shareholders. The term of office of a supervisory director expires automatically on the day on which the annual meeting is held in the financial year following the year during which such Supervisory Director reaches the age of 72.

Since our incorporation our wholly-owned subsidiary Chicago Bridge & Iron Company B.V. has been the sole member of our Management Board. At our general meeting of shareholders held in 2010 Chicago Bridge & Iron Company B.V. was re-elected as our sole managing director for a four-year term expiring at the end of our annual general meeting of shareholders to be held in the year 2014.

Subject to our Articles of Association, the Supervisory Board may adopt rules and regulations governing its internal proceedings, including rules relating to voting on nominations of Supervisory Directors, Supervisory Board composition and governance.

Approval of Annual Accounts and Discharge of Directors

Each year, the Management Board is responsible for the preparation of annual accounts within five months after the end of our financial year, unless the general meeting of shareholders has extended this period due to special circumstances. The annual accounts must be approved and signed by all members of the Supervisory Board and Management Board and then submitted to a general meeting of shareholders for adoption.

The adoption of the Company’s annual accounts by the general meeting of shareholders does not automatically discharge the members of the Management Board and the Supervisory Board from liability in respect of the exercise of their duties during the financial year concerned. However, we generally expect to propose such discharge as a separate agenda item at each annual general meeting of shareholders.

Liquidation Rights

In the event of the dissolution and liquidation of the Company, the assets remaining after payment of all debts and liquidation expenses will be distributed among holders of common shares on a pro rata basis.

Issuance of Common Shares; Preemptive Rights

Under the law of The Netherlands and our Articles of Association, the Supervisory Board may issue common shares, or grant options, warrants or other rights to acquire common shares, when the Supervisory Board is so empowered by the general meeting of shareholders. Such authorization can be granted for a maximum period of up to five years, subject to one or more extensions for further periods of up to five years. On May 2, 2012 our general meeting of shareholders empowered our Supervisory Board to issue shares, and to grant options, warrants or other rights to acquire shares, within the limits of our authorized and unissued share capital from time to time, for a five-year period ending May 2, 2017.

Under the law of The Netherlands and our Articles of Association, each holder of common shares has in principle a preemptive right to subscribe with regard to any issue of common shares pro rata to the aggregate nominal value of such shareholder’s existing holdings of common shares, except for certain issuances to employees, issuances for non-cash consideration, issuances to persons who exercise a previously acquired right to subscribe for common shares, and issuances limited or excluded from such requirement by the Supervisory Board when the Supervisory Board is so empowered by the general meeting of shareholders. Under the law of The Netherlands, such authorization to limit or exclude preemptive rights can be granted for a maximum period of five years, subject to one or more extensions for further periods of up to five years. On May 2, 2012 our general meeting of shareholders empowered our Supervisory Board to exclude pre-emptive rights with respect to all issuances of shares, and all grants of options, warrants or other rights to acquire shares, for a five-year period ending May 2, 2017.

Repurchase of Common Shares

The shareholders may delegate to the Management Board the authority, subject to certain restrictions contained in the law of The Netherlands and our Articles of Association, to cause the Company to acquire, for consideration, the Company’s own fully paid common shares in an amount not to exceed 10% of the issued shares in the aggregate. Such authorization may not be granted for more than 18 months.

On May 2, 2012 our general meeting of shareholders granted the authority to our Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued shares during the period beginning May 2, 2012 and ending November 2, 2013, for a price not exceeding 110% of the most recent trading price of our common shares on the date of repurchase.

Capital Reduction

Upon proposal by the Management Board (after approval by the Supervisory Board), the general meeting of shareholders may reduce our issued share capital by cancellation of common shares held by the Company, subject to certain statutory provisions.

Amendment of Our Articles of Association

Our Articles of Association may be amended by a majority of the votes cast at a general meeting of shareholders if the proposal is stated in the convocation notice for the general meeting and a complete copy of the proposed amendment is filed at our office so that it may be inspected prior to and during the meeting. Proposals to amend our Articles of Association, to merge the Company with or into any other entity, or to dissolve the Company, require prior approval by our Supervisory Board.

DESCRIPTION OF OUR DEBT SECURITIES

In this Description of Our Debt Securities, references to “us,” “we,” or “our” are to Chicago Bridge & Iron Company N.V. and not our subsidiaries or affiliates.

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and U.S. Bank National Association, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and U.S. Bank National Association, as trustee (the “Subordinated Trustee”). The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture or authorizing resolution (including any related officer’s certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

•	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or any sinking fund or analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the applicable Indenture;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the modification of the terms of the debt securities or the rights of securityholders;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not prohibited by the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See “Global Debt Securities.”

Unless otherwise set forth in a prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each Indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Denominations

Unless otherwise indicated in any applicable prospectus supplement, in accordance with the law of The Netherlands, the debt securities of any series shall be issuable in a minimum denomination equal to the U.S. Dollar equivalent of EUR 100,000 or an integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

•	we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form;

•	there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities; or

•	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in a minimum denomination equal to the U.S. Dollar equivalent of EUR 100,000 or an integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Covenants

Under the Indentures, we have agreed to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year regarding our review of compliance with our obligations under the Indentures;

•	maintain our corporate existence; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

Both Indentures generally allow us to consolidate or merge with a person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the Indentures, which include the following requirements:

•

the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Indentures, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the Indentures;

•	immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

•	delivery to the trustee an officer’s certificate and an opinion of counsel stating that all related conditions have been satisfied.

The remaining or acquiring person, association or entity will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures. Thereafter, the successor may exercise our rights and powers under the Indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the Indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the Indentures and the debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or on interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the applicable Indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the applicable Indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

•

irrevocably deposit in trust with the applicable Trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

•

deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

•

comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

Discharge

We may discharge all our obligations under an Indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

•

all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•

all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date;

and we have paid all other sums due under that Indenture and delivered an officer's certificate and opinion of counsel to the Trustee stating that all related conditions have been satisfied.

Modification of Indentures

Under each Indenture, generally we and the Trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the applicable Trustee may amend the Indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•

curing ambiguities or correcting defects or inconsistencies or otherwise adding or changing provisions with respect to matters or questions arising under the Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for the acceptance of appointment by a successor trustee;

•	qualifying the indentures under the TIA;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding, changing or eliminating provisions relating to a particular series of debt securities to be issued.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define (subject to modification in any applicable prospectus supplement) generally as money borrowed, including guarantees, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture or authorizing resolution (including any related officer’s certificate or Company order), and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness when due;

•

any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash;

•	of any insolvency, bankruptcy or similar proceeding involving us or our property; or

•

of a default (other than payment default) with respect to the Senior Indebtedness that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist.

The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities or common stock. Warrants may be issued independently or together with any of the debt securities or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount, and terms of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

Warrants to Purchase Common Stock

The prospectus supplement relating to a particular issue of warrants to purchase common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any common stock issued with the warrants will be separately transferable;

•	the number of shares of common stock that may be purchased upon exercise of a warrant and the price at which the shares of common stock may be purchased upon exercise;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

SELLING RESTRICTIONS

Public Offer Selling Restriction under the Prospectus Directive

In relation to The Netherlands and other member states of the European Economic Area which have implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”) no offer to the public of any securities pursuant to this prospectus or any prospectus supplement or other document may be made in that Relevant Member State with effect from the date and including the date on which the Prospectus Directive is implemented in that Relevant Member State (“Relevant Implementation Date”), except that with effect from and including the Relevant Implementation Date an offer may be made to the public in that Relevant Member State:

(i)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) within such Relevant Member State;

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities referred to in (i) to (iii) above shall result in a requirement for the publication by the Company or another person of a prospectus pursuant to Article 3 of the Prospectus Directive or any relevant implementing measure in any Relevant Member State.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the securities to be offered so as to enable an investor to decide to purchase of subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in that Member State), and includes any relevant implementing measure in the relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The Netherlands

No offer of securities pursuant to this prospectus or any prospectus supplement or other document to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive will be made unless:

(i)	such offer is made exclusively to legal entities which are qualified investors (as defined in the Prospectus Directive) in The Netherlands; or

(ii)	standard exemption logo and wording are disclosed as required by article 5:20(5) of the Dutch Act on Financial Supervision (Wet op het financieel toezicht, the “Wft”); or

(iii)	such offer is otherwise made in circumstances in which article 5:20(5) of the Wft is not applicable,

provided that no such offer of securities shall require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expressions an “offer to the public” and “Prospectus Directive” have the meaning given to them above in the paragraph headed with “Public Offer Selling Restriction under the Prospectus Directive”.

According to the Dutch Savings Certificate Act (Wet inzake Spaarbewijzen), bearer zero coupon notes and other notes which qualify as savings certificates as defined in the Dutch Savings Certificates Act may be transferred and accepted only through the mediation of either the issuer thereof or a member of Euronext Amsterdam N.V. and with due observance of the Dutch Savings Certificates Act (including registration requirements). However, no such mediation is required in respect of (i) the initial issue of such notes to the first holders thereof, (ii) any transfer and acceptance by individuals who do not act in the conduct of a profession or trade, and (iii) any transfer or acceptance of such notes, if they are physically issued outside The Netherlands and are not distributed in The Netherlands in the course of primary trading or immediately thereafter.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities or common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P. or (in respect of matters of Dutch law) Van Campen & Partners N.V. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Chicago Bridge & Iron Company N.V. and subsidiaries appearing in Chicago Bridge & Iron Company N.V.’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including schedule appearing therein), and the effectiveness of Chicago Bridge & Iron Company N.V.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by CB&I in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Printing expenses		+
Miscellaneous fees and expenses		+

Total	$	+

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
+	These fees cannot be estimated at this time because they will depend on the types and amounts of securities offered.

Item 15.	Indemnification of Directors and Officers

Article 25 of the Registrant’s Articles of Association, as amended (the “Articles of Association”) provides that a current or former director or officer of the Registrant shall be indemnified by the Registrant against:

(a) all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

(b) all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any such litigation, action or claim, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses may be advanced to a director or officer at his request and upon a resolution of the Supervisory Board, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification is only required to be made if a majority of supervisory directors not a party to the action or, if all supervisory directors are named as parties to the action, independent legal counsel, or the general meeting of shareholders, determines that the applicable standard of conduct required for indemnification has been met.

Article 25 of the Articles of Association further provides that the indemnification provided therein is not exclusive of any other right to which a person seeking indemnification may be entitled under the laws of The

Netherlands (as from time to time amended) or under any agreement, resolution of the general meeting of shareholders or of the disinterested members of the Supervisory Board or otherwise.

Article 25 of the Articles of Association also provides that directors of the Registrant will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for personal liability which is imposed by the law of The Netherlands, as from time to time amended.

The Registrant has entered into indemnification agreements with certain of its directors providing for indemnification similar to that provided in the Articles of Association. The Registrant has also obtained officers’ and directors’ liability insurance in amounts it believes are reasonable under the circumstances.

Item 16.	Exhibits

Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated into this item.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, in the State of Texas, on June 19, 2012.

CHICAGO BRIDGE & IRON COMPANY N.V.
By:	Chicago Bridge & Iron Company B.V., its Managing Director

By:	/s/ Philip K. Asherman
Name:	Philip K. Asherman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Philip K. Asherman and Ronald A. Ballschmiede, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Philip K. Asherman Philip K. Asherman	President and Chief Executive Officer (Principal Executive Officer) Supervisory Director	June 19, 2012

/s/ Ronald A. Ballschmiede Ronald A. Ballschmiede	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 19, 2012

/s/ Westley S. Stockton Westley S. Stockton	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 19, 2012

/s/ James R. Bolch James R. Bolch	Supervisory Director	June 19, 2012

/s/ L. Richard Flury L. Richard Flury	Supervisory Director and Non- Executive Chairman	June 15, 2012

/s/ J. Charles Jennett J. Charles Jennett	Supervisory Director	June 19, 2012

/s/ W. Craig Kissel W. Craig Kissel	Supervisory Director	June 15, 2012

/s/ Larry D. McVay Larry D. McVay	Supervisory Director	June 19, 2012

/s/ Gary L. Neale Gary L. Neale	Supervisory Director	June 19, 2012

/s/ Michael L. Underwood Michael L. Underwood	Supervisory Director	June 19, 2012

/s/ Marsha C. Williams Marsha C. Williams	Supervisory Director	June 19, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Specimen Stock Certificate (Incorporated by reference from the Company’s Registration Statement on Form S-1 (File No. 333-18065))

4.2*	Form of Warrant Agreement

4.3*	Form of Warrant Certificate

4.4**	Form of Senior Indenture between Chicago Bridge & Iron Company N.V. and U.S. Bank National Association, as trustee

4.5**	Form of Subordinated Indenture between Chicago Bridge & Iron Company N.V. and U.S. Bank National Association, as trustee

5.1**	Opinion of Van Campen & Partners N.V.

5.2**	Opinion of Fulbright & Jaworski L.L.P.

12.1**	Statement Regarding Computation of Ratios of Earnings to Fixed Charges

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Van Campen & Partners N.V. (included in Exhibit 5.1)

24.1**	Powers of Attorney of Chicago Bridge & Iron Company N.V. (included on the signature page to the Registration Statement)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of U.S. Bank National Association relating to the Form of Senior Indenture filed as Exhibit 4.4 hereto

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of U.S. Bank National Association relating to the Form of Subordinated Indenture filed as Exhibit 4.5 hereto

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.